Exhibit 5.2

Dykema Gossett PLLC Suite 300 39577 Woodward Avenue Bloomfield Hills, Michigan 48304 www.dykema.com Tel: (248) 203-0700 Fax: (248) 203-0763
October 29, 2007
Champion Enterprises, Inc.
2701 Cambridge Court, Suite 300
Auburn Hills, MI 48326

Re:	Champion Enterprises, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel for Champion Enterprises, Inc. a Michigan corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to (i) shares of the Company’s common stock, $1.00 par value (the “Common Stock”); (ii) shares of the Company’s preferred stock, no par value, which may be convertible or exchangeable (the “Preferred Stock”); (iii) one or more series of the Company’s debt securities (the “Debt Securities”) which may be senior debt securities or subordinated debt securities and may be convertible or exchangeable; and (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities, or any combination of the foregoing (the “Warrants,” and together with the Common Stock, the Preferred Stock and the Debt Securities, the “Securities”), to be issued from time to time.
We have examined originals, or copies certified or otherwise identified to our satisfaction, of such of the Company’s records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In examining documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed below which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers or other representatives of the Company.

Champion Enterprises, Inc.
October 29, 2007

In connection with the opinions expressed below, we have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the terms of each particular issue of Securities offered and the terms of the offering thereof; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) any warrant agreement pursuant to which the Warrants are issued will have been duly authorized, executed and delivered by the Company and the warrant agent; (v) any Securities issuable upon conversion, exchange or exercise of any other Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.
Based upon the foregoing, we are of the opinion that:
     1. The Company is validly existing and in good standing under the laws of the State of Michigan.
     2. When, as and if (i) the appropriate corporate action has been taken by the Company to authorize the issuance of the Common Stock and fix or otherwise determine the consideration to be received for such Common Stock, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities are obtained, (iii) such Common Stock with terms so fixed shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (iv) certificates evidencing shares of the Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and nonassessable.
     3. When, as and if (i) the appropriate corporate action has been taken by the Company to authorize the issuance of the Preferred Stock and fix or otherwise determine the consideration to be received for such Preferred Stock, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities are obtained, (iii) such Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (iv) certificates evidencing shares of the Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and nonassessable.
     4. When, as and if (i) the appropriate corporate action has been taken by the Company and the warrant agent to authorize the form, terms, execution and delivery of the applicable warrant agreement and the terms of any Warrants, (ii) such Warrants shall have been

Champion Enterprises, Inc.
October 29, 2007

issued in the form and containing the terms described in the Registration Statement, the applicable warrant agreement and such corporate action, and (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities are obtained, then, upon the happening of such events, such Warrants will be validly issued.
The opinion set forth in numbered paragraph 4 is subject to the qualification that enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency or currency unit.
We are members of the bar of the State of Michigan. We do not purport to be experts in and do not express any opinion on, any laws other than the law of the State of Michigan and the federal law of the United States of America.
You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.
We consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement, and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Dykema Gossett PLLC
Dykema Gossett pllc